Exhibit 10.13

Execution Version

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of August 25, 2025, among Rice Acquisition Corporation 3, a Cayman Islands exempted company (the “Company”), Shalennial Acquisition Sponsor 3 LLC (“Shalennial”) and Mercuria Energy Group Holding, SA (“Mercuria”). Shalennial and Mercuria are collectively referred to herein as the “Purchasers” and may also be referred to herein individually as a “Purchaser.”

WHEREAS, the Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 for its initial public offering (“IPO”) of 25,000,000 units or (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), which amounts may be adjusted in connection with the Company’s marketing efforts relating to the IPO, at a price of $10.00 per unit, with each unit to consist of one Class A Share (as defined below) and one-fourth of one warrant (where each whole warrant is exercisable to purchase for $11.50 one Class A Share);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination; and

WHEREAS, the parties hereto wish to enter into this Agreement, pursuant to which, immediately prior to the consummation of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, on a private placement basis, unless this Agreement is terminated pursuant to Section 8 hereof, certain forward purchase securities as set forth in Section 1(a) hereof.

NOW, THEREFORE, in consideration of the promises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Forward Purchase Shares.

(i) Forward Purchase. Subject to the conditions set forth in this Agreement and unless this Agreement is terminated pursuant to Section 8 of this Agreement, immediately prior to the Business Combination Closing, (A) Shalennial shall purchase (the “Shalennial Forward Purchase”) 3,000,000 Class A Shares (the “Shalennial Forward Purchase Shares”) from the Company for a purchase price of $30.0 million (the “Shalennial Purchase Price”), (B) Mercuria shall purchase (the “Mercuria Forward Purchase” and, together with the Shalennial Forward Purchase, the “Forward Purchase”) 7,000,000 Class A Shares (the “Mercuria Forward Purchase Shares” and, together with the Shalennial Forward Purchase Shares, the “Forward Purchase Shares”) from the Company for a purchase price of $70.0 million (the “Mercuria Purchase Price”). The Forward Purchase shall be effectuated, if at all, in one or more private placements of Forward Purchase Shares. Each Purchaser’s obligation to consummate the Forward Purchase set forth in this Section 1(a) shall not be transferable or assignable by each Purchaser, except as set forth in Section 5(d) of this Agreement.

(ii) The Company shall deliver to each Purchaser a funding notice at least ten Business Days (as defined below) before the anticipated date of the Business Combination Closing, which notice shall specify such anticipated date. At least two Business Days before the anticipated date of the Business Combination Closing specified in such funding notice, Shalennial shall deliver the Shalennial Purchase Price, and Mercuria shall deliver the Mercuria Purchase Price, to the Company by wire transfer of immediately available funds to an account specified by the Company in such funding notice. If the Business Combination Closing does not occur within five Business Days after the date specified in the funding notice as the anticipated date of the Business Combination Closing, the Company shall return on the next Business Day (i.e., on the sixth Business Day after the date specified in the funding notice as the anticipated date of the Business Combination Closing), the Shalennial Purchase Price to Shalennial and the Mercuria Purchase Price to Mercuria; for the avoidance of doubt, such return of funds shall not terminate this Agreement or otherwise relieve any party to this Agreement of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day other than any Saturday, Sunday or other day on which commercial banks located in New York, New York are required or authorized by applicable law to be closed for business.

(iii) The closing of the Forward Purchase (the “Forward Closing”) shall be held on the same date (the “Forward Closing Date”) as, and immediately prior to, the Business Combination Closing.

(iv) At the Forward Closing, the Company shall (A) issue the Shalennial Forward Purchase Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), to Shalennial and subsequently cause such shares to be registered in book-entry form in the name of Shalennial on the Company’s share register (provided that the Company’s has received the Shalennial Purchase Price in full accordance with Section 1(a)(ii) above) and (B) issue the Mercuria Forward Purchase Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), to Mercuria and subsequently cause such shares to be registered in book-entry form in the name of Mercuria on the Company’s share register (provided that the Company has received the Mercuria Purchase Price in full accordance with Section 1(a)(ii) above).

(b) Legends. Each book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.”

(c) Legend Removal. If the Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or in connection with any sale, assignment, transfer or other disposition of Forward Purchase Shares by a Purchaser pursuant to Rule 144 or other exemption under the Securities Act that would result in such Forward Purchase Shares becoming freely tradable, if requested by the Purchaser, the Company shall cause the transfer agent for Class A Shares (the “Transfer Agent”) to remove the legend set forth in Section 1(b) above from the book entry for, or certificate evidencing, such Forward Purchase Shares, provided that the Company and the Transfer Agent have received from the Purchaser customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith.

2. Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to the Company, as of the date hereof and solely with respect to itself (and not the other Purchaser), as follows:

(a) Organization and Power. If the Purchaser is not an individual, the Purchaser is duly formed or incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. If the Purchaser is an individual, the Purchaser has the authority to enter into, deliver and perform its obligations under this Agreement.

(b) Authorization. If the Purchaser is not an individual, this Agreement has been duly authorized, executed and delivered by the Purchaser. If the Purchaser is an individual, the signature on this Agreement is genuine, and the Purchaser has legal competence and capacity to execute the same. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) principles of equity, whether considered at law or equity, or (iii) to the extent the indemnification provisions contained in Section 4(c) of this Agreement may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated herein do not and will not (i) constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Purchaser is a party or by which the Purchaser is bound, except for such breaches, defaults or conflicts that would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to enter into and timely perform its obligations under this Agreement, or (ii) violate any provisions of the Purchaser’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law (other than as set forth herein). By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person, with respect to any of the Forward Purchase Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. In making its decision to purchase Forward Purchase Shares, the Purchaser represents that it has relied solely upon independent investigation made by the Purchaser. The Purchaser acknowledges and agrees that the Purchaser has received such information as Purchaser deems necessary in order to make an investment decision with respect to the Forward Purchase Shares. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Forward Purchase Shares.

(g) Restricted Securities. The Purchaser understands that the offer and sale of Forward Purchase Shares to the Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Shares it has agreed to purchase hereunder indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser understands and agrees that as a result of these transfer restrictions, the Purchaser may not be able to readily resell its Forward Purchase Shares and may be required to bear the financial risk of an investment in the Forward Purchase Shares for an indefinite period of time. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Shares for resale, except as provided in Section 4 of this Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period of the Forward Purchase Shares, and requirements relating to the Company that are outside of the Purchaser’s control and that the Company is under no obligation to, and may not be able to, satisfy. The Purchaser understands that the offering of the Forward Purchase Shares is not and is not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Forward Purchase Shares.

(h) High Degree of Risk. The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of Forward Purchase Shares. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Forward Purchase Shares, and the Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser has adequately analyzed and fully considered the risks of an investment in Forward Purchase Shares and determined that the Forward Purchase Shares it has agreed to purchase hereunder are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company. The Purchaser acknowledges specifically that a possibility of total loss exists.

(i) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. If the Purchaser was formed for the specific purpose of acquiring Forward Purchase Securities, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j) No General Solicitation. The Purchaser and its officers, directors, employees, agents, shareholders or partners became aware of this offering of the Forward Purchase Shares solely by means of direct contact between the Purchaser and the Company or a representative of the Company, and Forward Purchase Shares were offered to the Purchaser solely by direct contact between the Purchaser and the Company or a representative of the Company. The Purchaser did not become aware of this offering of the Forward Purchase Shares, nor were the Forward Purchase Shares offered to the Purchaser, by any other means. The Purchaser acknowledges that the Company represents and warrants that the Forward Purchase Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, any state securities laws or any applicable laws of any other jurisdiction.

(k) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(l) Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(m) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Barclays Capital Inc. and Jefferies LLC, or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(n) Non-Prohibited Investor. The Purchaser is not (i) a Person named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identification List, each of which is administered by OFAC, or in any Executive Order issued by the President of the United States and administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (collectively, “OFAC Lists”), or a Person prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, controlled by, or acting on behalf of, one or more Persons that are named on the OFAC Lists, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). The Purchaser agrees to provide law enforcement agencies, regulator and governmental authorities, if requested thereby, such records as required by applicable law or regulation, provided that the Purchaser is permitted to do so under such applicable law or regulation. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, the Purchaser maintains policies and procedures reasonably designed to ensure (A) compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC Lists and (B) that the funds held by the Purchaser and to be used to purchase Forward Purchaser Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(o) No Other Representations and Warranties; Non-Reliance; Exculpation. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any Person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a) Organization and Corporate Power. As of the date hereof, the Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b) Capitalization. As of the date hereof, the authorized share capital of the Company consists of (i) 300,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), 2,500 of which are issued and outstanding, (ii) 30,000,000 Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Shares”), 9,487,600 of which are issued and outstanding as of the date hereof; and (iii) 1,000,000 preference shares, par value $0.0001 per share, none of which are issued and outstanding. All issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable.

(c) Authorization. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement, when executed and delivered by the Company, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, (ii) principles of equity, whether considered at law or equity, or (iii) to the extent the indemnification provisions contained in Section 4(c) of this Agreement may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Forward Purchase Shares.

(i) As of the Forward Closing Date, the Forward Purchase Shares will be duly authorized and, when issued and delivered to the Purchasers against full payment therefor in accordance with the terms of this Agreement, the Forward Purchase Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s organizational documents.

(ii) Immediately after giving effect to the Forward Closing, the Purchaser shall have received all right and title to, and interests in, the Forward Purchase Shares to be purchased by it pursuant to this Agreement, free and clear of all liens (other than those arising under this state or federal securities laws).

(iii) Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Forward Purchase Shares by the Company to the Purchasers hereunder. The Forward Purchase Shares (A) were not offered by any form of general solicitation or general advertising and (B) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(iv) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to the Company.

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 2 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Agreement (including, without limitation, the issuance of the Forward Purchase Shares), other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) filings required by the stock exchange on which the Class A Shares are listed as of the Forward Closing Date (the “Stock Exchange”), and (iv) filings, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (a “Material Adverse Effect”) or materially affect the validity of the Forward Purchase Shares or the legal authority of the Company to comply in all material respects with this Agreement.

(f) Compliance with Other Instruments. The execution, delivery and performance by the Company of this Agreement, including the issuance and sale of the Forward Purchase Shares, and the compliance by the Company with all of the provisions of this Agreement will be done in accordance with the rules of the Stock Exchange and do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Forward Purchase Shares or the legal authority of the Company to comply in all material respects with this Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Forward Purchase Shares or the legal authority of the Company to comply in all material respects with this Agreement.

(g) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4. Registration Rights.

(a) Registration Statement.

(i) The Company agrees that, within 30 calendar days after the Forward Closing Date, it will file with the SEC (at its sole cost and expense) a registration statement (the “Registration Statement”) registering, among other things, the resale of the Forward Purchase Shares (which for purposes of this Section 4(a) shall include any other equity security issued or issuable with respect to the Forward Purchase Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event), provided that a Purchaser’s Forward Purchase Shares will not be included in the Registration Statement if it has not timely provided the Company with information regarding itself that is, in the opinion of the Company’s counsel, required to be included in the Registration Statement, which information shall be requested by the Company from the Purchaser at least five business days prior to the anticipated filing date of the Registration Statement. The Company will provide a draft of the Registration Statement to the Purchaser for review at least two business days in advance of filing the Registration Statement. The Company further agrees that it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the 90th calendar day following the filing thereof) and (B) the seventh business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of (A) and (B), the “Effectiveness Deadline”); provided that if such deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day on which the SEC is open for business. The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Forward Purchase Shares, to remain effective until the earliest of (1) the third anniversary of the date the initial Registration Statement hereunder is declared effective, (2) the date on which the Purchaser ceases to hold any Shares issued pursuant to this Agreement or (3) on the first date on which the Purchaser can sell all of its Forward Purchase Shares (or shares received in exchange therefor) under Rule 144 within 90 days without being subject to the public information, volume or manner of sale limitations of such rule (such date, the “End Date”). The Purchaser agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after the Company becomes eligible to use such Form S-3. The Company’s obligations to include a Purchaser’s Forward Purchase Shares (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Purchaser’s Forward Purchase Shares, as shall be reasonably requested by the Company to effect the registration of such Forward Purchase Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations; provided that the Purchaser shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer its Forward Purchase Shares. The Purchaser acknowledges and agrees that unless it has timely provided such information and consented to the inclusion of such information in the Registration Statement, it will not be entitled to have its Forward Purchase Shares included in the Registration Statement.

(ii) The Purchaser acknowledges and agrees that the Company may suspend the use of the Registration Statement if it determines that, in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (A) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than three occasions for a period of more than 45 consecutive days or more than a total of 90 calendar days, in each case in any 360-day period and (B) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Purchaser of such securities as soon as practicable thereafter.

(iii) If the SEC prevents the Company from including any or all of the Forward Purchase Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Forward Purchase Shares by the applicable shareholders or otherwise, (A) such Registration Statement shall register for resale such number of Forward Purchase Shares that is equal to the maximum number of Forward Purchase Shares as is permitted by the SEC, (ii) the number of Forward Purchase Shares to be registered for each Purchaser named in the Registration Statement shall be reduced pro rata among all Purchasers, and (iii) as promptly as practicable after being permitted to register additional Shares under Rule 415 of the Securities Act, the Company shall file a new Registration Statement to register such Forward Purchase Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable.

(iv) Prior to the End Date, the Company shall advise the Purchaser within five business days (at the Company’s expense): (A) when a Registration Statement or any post-effective amendment thereto has been filed and when it becomes effective; (B) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Forward Purchase Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 4(a)(iv) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Purchaser of such events, provide the Purchaser with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Purchaser of the occurrence of the events listed in (A) through (E) above may constitute material, nonpublic information regarding the Company. The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (A) through (E) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Forward Purchase Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Purchaser agrees that it will immediately discontinue offers and sales of its Forward Purchase Shares using the Registration Statement until the Purchaser receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (E) and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales. If so directed by the Company, the Purchaser will deliver to the Company or, in the Purchaser’s sole discretion destroy, all copies of the prospectus covering the Forward Purchase Shares in the Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Forward Purchase Shares shall not apply (x) to the extent the Purchaser is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(b) Rule 144. With a view to making available to each Purchaser the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of the Company, permit each Purchaser to sell securities of the Company to the public without registration, the Company agrees to, for so long as such Purchaser owns the Forward Purchase Shares acquired hereunder, use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and (iii) furnish to the Purchaser, within two business days following its receipt of a written request, (A) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (C) such other information as may be reasonably requested in writing to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.

(c) Indemnification.

(i) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Purchaser, its directors, officers, employees, advisors and agents, and each person who controls such Purchaser (within the meaning of the Securities Act or the Exchange Act) and each affiliate of such Purchaser (within the meaning of Rule 405 under the Securities Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of such Purchaser expressly for use therein.

(ii) Each Purchaser agrees, severally and not jointly with the other Purchaser, to indemnify and hold harmless the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Purchaser expressly for use therein. In no event shall the aggregate liability of the Purchaser under this clause (ii) and under clause (iv) below be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Forward Purchase Shares purchased pursuant to this Agreement giving rise to such indemnification obligation.

(iii) Any person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Forward Purchase Shares purchased pursuant to this Agreement.

(v) If the indemnification provided under this Section 4(c) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4(c)(v) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 4(c)(v) by any seller of Forward Purchase Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Forward Purchase Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.

5. Additional Agreements and Acknowledgements of the Purchasers.

(a) Trust Account Waiver. Each Purchaser acknowledges that substantially all of the Company’s assets will consist of the cash proceeds of the IPO and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the IPO. For and in consideration of the Company entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each Purchaser hereby irrevocably (i) waives any and all right, title and interest, or any claim of any kind, it has or may have in the future in or to any monies held in the Trust Account (or distributions therefrom to the Company’s public shareholders or to the underwriters of the IPO in respect of their deferred underwriting commissions held in the Trust Account), and (ii) agrees not to seek recourse against the Trust Account; provided, however, that nothing in this Section 5(a) shall (A) serve to limit or prohibit the Purchaser’s right to pursue a claim against assets held outside the Trust Account for specific performance or other equitable relief, (B) serve to limit or prohibit any claims that the Purchaser may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (C) be deemed to limit the Purchaser’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Class A Shares acquired other than pursuant to this Agreement, pursuant to a validly exercised redemption right with respect to any such Class A Shares, except to the extent that the Purchaser has otherwise agreed with the Company to not exercise such redemption right.

(b) Voting. Each Purchaser hereby agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, such Purchaser shall vote any Class A Shares owned by it on the record date for the stockholder vote in favor of any proposed Business Combination. If a Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of a proposed Business Combination, such Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by such Purchaser a limited irrevocable power of attorney to effect such vote on behalf of such Purchaser, which power of attorney shall be deemed to be coupled with an interest.

(c) No Short Sales. Each Purchaser hereby agrees that neither it, nor any Person acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), each of such foregoing instruments that is naked short, and short sales and other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, the restriction on Short Sales set forth above shall not apply to ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Forward Purchase Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions. Also, notwithstanding the foregoing, (i) nothing herein shall prohibit (A) other entities under common management with the Purchaser or (B) in the case of a Purchaser that is externally managed, advised or sub-advised by another person, any other person that is not directly controlled or managed by such manager, adviser or sub-adviser, from entering into any Short Sales and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the restrictions on Short Sales set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Forward Purchase Shares covered by this Agreement.

(d) Transfer. Each Purchaser’s rights and obligations hereunder with respect to the Forward Purchase may be transferred or assigned, at any time and from time to time prior to the consummation of a Business Combination and in whole or in part, to one or more affiliates of such Purchaser (the “Forward Transferees”). Upon any such transfer or assignment:

(i) the applicable transferring or assigning Purchaser and Forward Transferee(s) shall both execute a joinder to this Agreement in the form attached hereto as Exhibit A (the “Joinder Agreement”), which shall, on the signature page to the Joinder Agreement, reflect the number of Forward Purchase Shares such Forward Transferee(s) shall have the right to purchase (the “Forward Transferee Shares”), at $10.00 per Share; upon such execution, such Forward Transferee(s) shall have all the same rights and obligations of the Purchasers hereunder with respect to the Forward Transferee Shares, and references herein to the “Purchaser(s)” shall be deemed to refer to and include any such Forward Transferee(s) with respect to such Forward Transferee(s) and to their Forward Transferee Shares; provided that any representations, warranties, covenants and agreements of a Purchaser and any of its Forward Transferee(s) shall be several and not joint and shall be made as to such Purchaser or any such Forward Transferee(s), as applicable, as to itself only; and

(ii) upon a Forward Transferee’s execution and delivery of a Joinder Agreement, the number of Forward Purchase Shares permitted to be purchased by the applicable Purchaser in the Forward Purchase hereunder shall be reduced by the total number of Forward Purchase Shares permitted to be purchased by such Forward Transferee pursuant to its Joinder Agreement.

Listing.

The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares on the New York Stock Exchange (or another national securities exchange).

7. Forward Closing Conditions.

(a) The obligation of each Purchaser to purchase the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects at and as of the Forward Closing Date as though made at that time (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects, and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality or Material Adverse Effect, in all respects) at and as of such earlier date), and consummation of the Forward Closing shall constitute a reaffirmation by the Company of each of the representations, warranties, covenants and agreements of the Company contained in this Agreement as of the Forward Closing Date;

(ii) All obligations, covenants and agreements of the Company required by this Agreement to be performed by it at or prior to the Forward Closing shall have been performed in all material respects;

(iii) No applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the purchase of Forward Purchase Shares by such Purchaser pursuant hereto illegal; and

(iv) All conditions precedent to the Business Combination Closing shall have been satisfied (as determined by the parties to merger or other similar agreement relating to the initial Business Combination (the “Business Combination Agreement”) and other than those conditions that, by their nature, are to be satisfied at the Business Combination Closing, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Forward Purchase Shares pursuant to this Agreement) or waived according to the terms of the Business Combination Agreement, and the Business Combination Closing shall be scheduled to occur immediately following the Forward Closing.

(b) The obligation of the Company to sell the Forward Purchase Shares to each Purchaser at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The representations and warranties of such Purchaser set forth in Section 2 of this Agreement shall be true and correct in all material respects at and as of the Forward Closing Date as though made at that time (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects, and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) at and as of such earlier date), and consummation of the Forward Closing shall constitute a reaffirmation by such Purchaser of each of its representations, warranties, covenants and agreements contained in this Agreement as of the Forward Closing Date;

(ii) All obligations, covenants and agreements of such Purchaser required by this Agreement to be performed by it at or prior to the Forward Closing shall have been performed in all material respects;

(iii) No applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the sale of the Forward Purchase Shares to such Purchaser illegal; and

(iv) All conditions precedent to the Business Combination Closing shall have been satisfied (as determined by the parties to Business Combination Agreement and other than those conditions that, by their nature, are to be satisfied at the Business Combination Closing, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Forward Purchase Shares pursuant to this Agreement) or waived according to the terms of the Business Combination Agreement, and the Business Combination Closing shall be scheduled to occur immediately following the Forward Closing.

8. Termination.

(a) With respect to only Mercuria, this Agreement may be terminated by Mercuria at any time prior to the Company’s entry into the Business Combination Agreement by providing prior written notice to the Company. In the event of such termination by Mercuria, (i) in connection with the Business Combination Closing, 100% of Mercuria’s membership interest in Rice Acquisition Sponsor 3 LLC (“Sponsor”) will be automatically redeemed by Sponsor in exchange for a distribution to Mercuria in an amount equal to its Unreturned Capital Contributions (as defined in the Amended and Restated Limited Liability Company Agreement of Sponsor, dated as of July 1, 2025), (ii) this Agreement shall be void ab initio and of no further effect with respect to Mercuria, and (iii) Shalennial or its affiliates may, but is not obligated to, purchase some or all the Mercuria Forward Purchase Shares at a price of $10.00 per Share.

(b) With respect to any Purchaser, this Agreement shall be terminated automatically:

(i) if the IPO is not consummated on or prior to December 31, 2025; or

(ii) if the initial Business Combination is not consummated within 30 months from the IPO Closing, unless extended upon approval of the Company’s shareholders or board of directors, as applicable, in accordance with the organizational documents of the Company.

In the event of any termination of this Agreement pursuant to this Section 8(b), this Agreement shall be void ab initio and of no further effect and any monies paid by a Purchaser to the Company in connection herewith shall promptly be returned to the Purchaser following such termination (and in any event within one Business Day thereof).

9. General Provisions.

(a) Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three Business Days after the date of mailing to the address specified below or to such other address or addresses as such person may hereafter designate by notice given hereunder.

All communications sent to the Company shall be sent to:

Rice Acquisition Corporation 3
102 East Main Street, Second Story
Carnegie, Pennsylvania 15106
Attention: J. Kyle Derham and James W. Rogers
E-mail: kyle@riceinvestmentgroup.com; jamie@riceinvestmentgroup.com with a copy to the Company’s counsel at:

Kirkland & Ellis LLP
609 Main Street, Suite 4700
Houston, Texas 77002
Attention: Matthew R. Pacey and Lanchi Huynh
E-mail: matt.pacey@kirkland.com; lanchi.huynh@kirkland.com

All communications to the Purchasers shall be sent to the respective Purchaser’s address as set forth on the signature page to this Agreement or to the Joinder Agreement, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b) No Finder’s Fees. Each of the parties hereto represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees, severally and not jointly, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Adjustments to Notional Amounts. In the event of any change to the capital structure of the Company, whether dilutive or otherwise, by way of a share dividend or share split, or any other dividend however described, the Forward Purchase Shares and the purchase price therefor will be adjusted to account for such changes.

(d) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement or the termination hereof.

(e) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(f) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g) Assignments. Except as otherwise specifically provided herein, no Purchaser may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Company. The Company may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Purchasers.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(i) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j) Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(k) Jurisdiction. The parties hereto (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(m) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and each Purchaser.

(n) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o) Expenses. Each of the Company and each Purchaser will bear its own costs and expenses incurred in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of the Transfer Agent, stamp taxes and all fees of The Depository Trust Company associated with the issuance of the Forward Purchase Shares.

(p) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASERS:

Shalennial Acquisition Sponsor 3 LLC

By:	/s/ J. Kyle Derham
Name:	J. Kyle Derham
Title:	Authorized Representative

Address for Notices:

Email:	kyle@riceinvestmentgroup.com

Mercuria Energy Group Holding, SA

By:	/s/ Guillaume Vermersch
Name:	Guillaume Vermersch
Title:	Director

Address for Notices:

Email:	gvermersch@mercuria.com

COMPANY:

Rice Acquisition Corporation 3

By:	/s/ J. Kyle Derham
Name:	J. Kyle Derham
Title:	Chief Executive Officer

[Signature Page to Forward Purchase Agreement]

EXHIBIT A

JOINDER TO FORWARD PURCHASE AGREEMENT

The undersigned transferor and the undersigned transferee are executing and delivering this Joinder (this “Joinder”) pursuant to the Forward Purchase Agreement, dated as of August 25, 2025 (the “Forward Purchase Agreement”), among Rice Acquisition Corporation 3, a Cayman Islands exempted company (the “Company”), Shalennial Acquisition Sponsor 3 LLC and Mercuria Energy Group Holding, SA.

By executing and delivering this Joinder to the Company, the undersigned transferee hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Forward Purchase Agreement as a Purchaser as of the date hereof in the same manner as if the undersigned were an original signatory to the Forward Purchase Agreement.

By executing and delivering this Joinder to the Company, the undersigned transferor acknowledges and confirms its awareness of this Joinder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit A-1

NUMBER OF FORWARD PURCHASE SHARES TRANSFEROR HAS THE RIGHT TO PURCHASE AT $10.00 PER SHARE:

_______________________________________

TRANSFEROR:

By:
Name:
Title:

TRANSFEREE:

Signature of Transferee:	Signature of Joint Transferee, if applicable:

By:	By:
Name:	Name:
Title:	Title:
Date:

Name of Transferee:	Name of Joint Transferee, if applicable:

Name in which securities are to be registered (if different):

Address and Email Address for notices:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship
☐ Tenants-in-Common
☐ Community Property

Transferee’s EIN:	Joint Transferee’s EIN, if applicable:

Exhibit A-2